Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Xiaochun Wang, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Charles Wang	Chief Financial Officer	December 23, 2008
Charles Wang